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                                                                    EXHIBIT 99.2



      VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            DEVON ENERGY CORPORATION


The undersigned holder of Exchangeable Shares of Northstar Energy Corporation hereby directs CIBC Mellon Trust Company (the "Trustee") to cast a number of votes equal to the number of Exchangeable Shares owned by the undersigned in accordance with the instructions indicated on the reverse side hereof at the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Grand Avenue Room, Second Floor, Renaissance Oklahoma City Hotel, 10 North Broadway, Oklahoma City, Oklahoma, on -, -, 2000, at 10:00 a.m., Oklahoma City time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THE TRUSTEE WILL CAST A NUMBER OF VOTES AT THE MEETING EQUAL TO THE NUMBER OF EXCHANGEABLE SHARES OF RECORD OWNED BY THE UNDERSIGNED IN THE MANNER SPECIFIED ON THE REVERSE SIDE HEREOF.

IF NO INSTRUCTIONS ARE GIVEN, NO VOTES WILL BE CAST ON BEHALF OF THE
UNDERSIGNED.

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SEE REVERSE                CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE
SIDE                                                                                     SIDE
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                                          DETACH HERE

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/X/  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.

                                                                                          FOR   AGAINST  ABSTAIN
                             1. Approve the merger agreement and the merger.              / /     / /     / /

                             2. Approve the stock option amendment.                       / /     / /     / /

                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING                       / /

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                     / /


                             Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.




Signature:                       Date            Signature:                      Date
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